UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ProSight Global, Inc.

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PROSIGHT GLOBAL, INC.

412 Mt. Kemble Ave., Suite 300C

Morristown, New Jersey 07960

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 17, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of ProSight Global, Inc., a Delaware corporation (the “Company”) (the “Annual Meeting”). The meeting will be held on June 17, 2020 at 10:00 a.m. Eastern Time at 412 Mt. Kemble Ave., Suite 300C, Morristown, New Jersey 07960 for the following purposes:

1.	To elect eleven directors to the Board of Directors to hold office until the 2021 Annual Meeting of Stockholders.
2.

To ratify the selection of Ernst & Young LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 28, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

On or about May 8, 2020, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report.

We intend to hold the Annual Meeting in person, however, we are actively monitoring the public health and travel concerns of our stockholders, directors and employees in light of COVID‑19, as well as the related protocols that federal, state, and local governments may impose.  As part of our precautions, we are considering the possibility of holding the Annual Meeting solely by means of remote communication.  We will announce any alternative arrangements for the Annual Meeting as promptly as practicable.

By Order of the Board of Directors,

/s/ Steven Carlsen

Steven Carlsen

Chair of the Board of Directors

Morristown, New Jersey

May 8, 2020

Whether or not you plan to attend the Annual Meeting, you are encouraged to submit your proxy and voting instructions via the Internet, by telephone, or, if you received a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. You may do so automatically by voting in person at the Annual Meeting, or by delivering to us a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked.

PROSIGHT GLOBAL, INC.

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

i

PROSIGHT GLOBAL, INC.

412 Mt. Kemble Ave., Suite 300C

Morristown, New Jersey 07960

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 17, 2020

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of ProSight Global, Inc., a Delaware corporation (sometimes referred to as the “Company” or “ProSight”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 8, 2020 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the annual meeting?

The meeting will be held on Wednesday, June 17, 2020 at 412 Mt. Kemble Ave., Suite 300C, Morristown, New Jersey 07960 at 10:00 a.m. Eastern Time. Information on how to vote in person at the Annual Meeting is discussed below.  We intend to hold the Annual Meeting in person, however, we are actively monitoring the public health and travel concerns of our stockholders, directors and employees in light of COVID‑19, as well as the related protocols that federal, state, and local governments may impose.  As part of our precautions, we are considering the possibility of holding the Annual Meeting solely by means of remote communication.  We will announce any alternative arrangements for the Annual Meeting as promptly as practicable.

What is the record date?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 28, 2020.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 28, 2020, will be entitled to vote at the Annual Meeting. On this record date, there were 43,342,399 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 28, 2020, your shares were registered directly in your name with ProSight’s transfer agent, American Stock Transfer and Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 28, 2020, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of eleven directors to the Board to hold office until the 2021 Annual Meeting of Stockholders (Proposal 1); and
•

Ratification of selection of Ernst & Young LLP by the Audit Committee of the Board as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020 (Proposal 2).

What if another matter is properly brought before the meeting?

If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and at the date of this proxy statement we are not aware of any matters that may be properly presented by others for consideration at the Annual Meeting.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting even if you have already voted by proxy. In such case and if you vote at the meeting, your previously submitted proxy will be disregarded.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•

To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided (if you elected to receive printed materials). If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone or through the Internet,  follow the instructions provided in the Notice. If you vote via the Internet or by telephone, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 16, 2020.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from ProSight. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 28, 2020.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the eleven nominees for director and “For” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the meeting are marked “abstain.” Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present but have no effect on the outcome of matters voted.

A broker has discretionary authority to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters.

Proposal 1, the election of eleven directors to serve on the Board of Directors until our 2021 Annual Meeting of Stockholders, is a non-routine matter so your broker or nominee may not vote your shares on Proposal 1 without your instructions. Proposal 2, the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, is a routine matter so your broker or nominee may vote your shares on Proposal 2 even in the absence of your instruction.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Copies of materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.
•	You may send a timely written notice that you are revoking your proxy to ProSight’s Corporate Secretary at 412 Mt. Kemble Ave., Suite 300C, Morristown, New Jersey 07960.
•	You may attend the Annual Meeting and vote. Simply attending the meeting will not, by itself, revoke your proxy. You must vote your shares by ballot at the Annual Meeting to revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by Friday, January 8, 2021 (unless the date of next year’s annual meeting is changed by more than thirty (30) days from June 17, 2021, in which case the deadline will be a reasonable time before we begin to print and send next year’s proxy materials), to our Corporate Secretary at 412 Mt. Kemble Ave., Suite 300C, Morristown, New Jersey 07960, Attention: Chief Legal Officer, and you must comply with all applicable requirements of Rule 14a‑8 promulgated under the Securities Exchange Act of 1934, as amended, or Exchange Act. Pursuant to our Amended and Restated Bylaws (the “Bylaws“), if you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so not later than the close of business on Friday, March 19, 2021 and no earlier than the close of business on Wednesday, February 17, 2021; provided, however, that if next year’s annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after June 17, 2021, your proposal must be submitted not earlier than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of such meeting is first made. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Nominees receiving the most “For” votes; withheld votes will have no effect	Not applicable	No effect
2	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.	“For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter	Against	Not applicable (1)
(1)

This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present in person at the meeting or represented by proxy. On the record date, there were 43,342,399 shares outstanding and entitled to vote. Thus, the holders of 21,671,200 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting

What is householding?

The Company will adopt a procedure called "householding," which has been approved by the SEC. Under this procedure, registered stockholders who have the same address and last name and do not receive proxy materials electronically will receive a single Notice or set of proxy materials, unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to the Company by reducing printing and postage costs.

If you participate in householding and wish to receive a separate Notice or set of proxy materials, or if you wish to receive separate copies of future Notices, annual reports and proxy statements, please call (800) 937‑5449 (or (718) 921‑8562 for international callers) or write to: American Stock Transfer & Trust Company, LLC, Attn: Shareholder Services, 6201 - 15th Avenue, Brooklyn, NY 11219. The Company will deliver the requested documents to you promptly upon your request.

Registered stockholders who share the same address, currently receive multiple copies of proxy materials, and who wish to receive only one copy of these materials per household in the future may contact American Stock Transfer & Trust Company, LLC at the address or telephone number listed above. Street name stockholders should contact their broker or other nominee to request information about householding.

How do I revoke my consent to the householding program?

Registered stockholders who share an address and last name with one or more other holders of record and who wish to continue to receive separate annual reports, proxy statements and other disclosure documents may revoke their consent by contacting American Stock Transfer & Trust Company, LLC, Shareholders Services Department, telephone (800) 937‑5449. Registered stockholders may also revoke their consent by contacting the Company’s householding agent by email at info@amstock.com. These stockholders will be removed from the householding program within 30 days of receipt of the revocation of consent.

A number of brokerage firms have instituted householding. Beneficial owners should contact their broker or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8‑K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8‑K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8‑K to publish the final results.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact our investor relations department by email at investor.relations@prosightspecialty.com.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

Our common stock is listed on the New York Stock Exchange, or NYSE. Under the listing requirements and rules of NYSE, independent directors must comprise a majority of our board of directors. In addition, the rules of NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Because the principal stockholders (as defined below) own a majority of our stock, we are a “controlled company” for purposes of the NYSE listing rules. Accordingly, our Board of Directors is not required to have a majority of independent directors and our Human Resources Committee and Nominating and Governance Committee is not required to meet the director independence requirements to which we would otherwise be subject until such time as we cease to be a “controlled company.” Notwithstanding this exemption, our Board of Directors, Human Resources Committee and Nominating and Governance Committee currently meet the director independence requirements under the NYSE rules.

Our board of directors has undertaken a review of the independence of the directors and director nominees and considered whether any such person has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director and each director nominee concerning such person’s background, employment and affiliations, including family relationships, our board of directors determined that each of our current directors other than Mr. Hannon, representing nine of our ten current directors, are “independent directors” as defined under current rules and regulations of the SEC and the listing standards of the NYSE, and that Ms. Waleski, our director nominee, would be an “independent director” as defined under current rules and regulations of the SEC and the listing standards of the NYSE if elected. In assessing the independence of directors, the Board of Directors considers the relationships of Messrs. Arnold and Helgason with Goldman Sachs and of Messrs. Leathers and Schifter with TPG, as described in their respective biographical information below.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board of Directors of the Company has an independent chair, Mr. Steven Carlsen, who has authority, among other things, to preside over Board meetings. Mr. Carlsen’s extensive qualifications include substantial experience in the insurance industry, including as a director and executive officer of other companies in the insurance industry.  The Company does not have any policy that the Board Chair must be separate from the Chief Executive Officer, as the Company’s governing documents give the Board the flexibility to determine the appropriate leadership structure for the Company based on its particular circumstances at the time.  The Company believes its leadership structure is the appropriate for the Company at this time, as it provides a well-functioning and effective balance between the focus on day-to-day business while allowing the Board to provide advice to, and independent oversight of, management.

One of the Board’s key functions is informed oversight of the Company’s risk management process which risks include, among others, strategic, financial, business and operational, cybersecurity, legal and regulatory compliance, and reputational risks. The Board believes that its current leadership structure facilitates its risk oversight responsibilities.

The Audit Committee has the responsibility to consider and discuss our major financial risk exposures (other than investment exposures, which are the responsibility of the Investment Committee) and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.  The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function.  The Risk Committee oversees enterprise risk management and the risks associated with cybersecurity, information security and data privacy, and regularly reviews with management the Company’s data security programs and assessment, management and mitigation of such risks. In addition, the Risk Committee has the responsibility to review and discuss with management on policies, control procedures and practices for the enterprise wide identification and management of the Company’s key risks, including from the Company’s insurance activities and operational footprint.  The Nominating and Governance Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure and director independence, as well as succession planning. The Human Resources Committee assesses and monitors whether our compensation policies and programs are creating the correct incentives for the Company’s CEO and other senior leaders.  The Investment Committee has the responsibility to consider and discuss our investment risk exposures and assess and monitor the Company’s financial position and investment policy. Both the Board as a whole and the various standing committees receive periodic reports from executive management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as appropriate.

MEETINGS OF THE BOARD

Our board of directors is responsible for the oversight of company management and the strategy of our company and for establishing corporate policies. Our board of directors and its committees meet throughout the year on a regular schedule, and also hold special meetings and act by written consent from time to time. The Board met four times during the last fiscal year. Each incumbent Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

We encourage our directors and nominees for director to attend our annual meeting of stockholders. The Annual Meeting is our first annual meeting of stockholders as a public company.

INFORMATION REGARDING COMMITTEES OF THE BOARD

Our Board of Directors has five standing committees: Audit Committee, Human Resources Committee, Nominating and Governance Committee, Investment Committee and Risk Committee. From time to time, our board of directors may establish other committees to facilitate the management of our business. The composition and responsibilities of each of the committees is described below. Members serve on these committees until their resignation or until otherwise determined by the Board.

Each committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. Copies of each charter are posted on our website.

Audit Committee

Ms. Hooda and Messrs. Schifter, Dwyer and Schnitzer serve on our Audit Committee, which is chaired by Mr. Schnitzer. All members of our Audit Committee qualify as independent under the NYSE listing rules and SEC Rule 10A‑3 under the Exchange Act. Each independent member of our Audit Committee is financially literate, and each of Messrs. Dwyer and Schnitzer is an “audit committee financial expert” as used in Item 407 of SEC Regulation S-K.

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and our internal audit function. The responsibilities of the Audit Committee include:

•

appointment, compensation, retention and oversight of the work of our independent auditors and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation service;

•	pre-approval, or the adoption of appropriate procedures to pre-approve, all audit and non-audit services to be provided by our independent auditors;
•	consideration of reports or communications submitted to the Audit Committee by our independent auditors, including reports and communications related to the overall audit strategy;
•

meeting with management and our independent auditors to discuss the scope of the annual audit, to review and discuss our financial statements and related disclosures, to discuss any significant matters arising from any audit and any major issues regarding accounting principles and financial statement presentations;

•	discussing with the Chief Legal Officer any significant legal, compliance or regulatory matters that may have a material effect on our financial statements, business or compliance policies; and
•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Board has adopted a written Audit Committee charter that is available on the Company’s website.  During fiscal year 2019, the Audit Committee held four meetings.

Human Resources Committee

Mr. Arnold, Mr. Carlsen, Ms. Hooda, Mr. Leathers and Mr. Spriggs serve on our Human Resources Committee, which is chaired by Mr. Spriggs. The responsibilities of the Human Resources Committee include:

•

reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer (“CEO”), evaluating his performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determining and approving his compensation level based on this evaluation;

•

reviewing and recommending to the Board of Directors for approval corporate goals and objectives relevant to non-CEO compensation, evaluating their performance in light of those goals and objectives and determining and approving their compensation levels based on this evaluation;

•	reviewing and recommending to the Board of Directors for approval any new equity compensation plan;
•	approving changes to an existing plan under certain circumstances;
•	in consultation with management, overseeing regulatory compliance with respect to compensation matters; and
•	reviewing and approving any employment, compensation, benefit, severance or similar agreements with any current or former executive officer of the Company that reports directly to the CEO.

The Board has adopted a written Human Resources Committee charter that is available on the Company’s website. During fiscal year 2019, the Human Resources Committee held four meetings.

Compensation Philosophy and Process

Our executive compensation program is designed to attract, motivate and retain high quality leadership and incentivize our executive officers to achieve performance goals over the short- and long-term, which also aligns the interests of our executive officers with those of our stockholders.  ProSight employs a pay-for-performance philosophy under which a significant portion of pay is performance-based and tied to the drivers of long-term stockholder value.  For a further discussion of the policies and metrics governing the compensation and benefits for our executive officers see “Executive Compensation – Annual Incentive Awards” and “Executive Compensation – Long-Term Incentive Plan Awards” elsewhere in this Proxy Statement.

In October 2019, the Human Resources Committee engaged Compensation Advisory Partners, or CAP, as its compensation consultant.  In fiscal 2019, the Human Resources Committee requested that CAP perform a review of the compensation provided to private equity-appointed directors at a comparative group of public companies.   CAP ultimately developed findings that were submitted to the Human Resources Committee for its consideration. Following an active dialogue with CAP, the Human Resources Committee ultimately recommended our principal stockholder director compensation program (discussed below under the heading “Director Compensation”) which was approved by the full board of directors.  Since that time, CAP has similarly provided advice in fiscal 2019 to the Human Resources Committee along with members of management on an ongoing basis on a range of issues, including employee stock purchase plan mechanics, approaches to equity vesting procedures, and other matters.  CAP does not provide any additional services to us outside of its services to the Human Resources Committee.

Human Resources Committee Interlocks and Insider Participation

None of the members of the Human Resources Committee are current or former officers or employees of the Company. We are party to certain transactions with the principal stockholders described in “Certain Relationships and Related Party Transactions.” None of our executive officers serves as a director or member of a compensation committee of another entity.

Nominating and Corporate Governance Committee

Mr. Carlsen, Mr. Dwyer, Ms. Hooda and Mr. Schifter serve on our Nominating and Governance Committee, which is chaired by Ms. Hooda. The responsibilities of the Nominating and Governance Committee include:

•	identifying and recommending director nominees, consistent with criteria approved by the Board of Directors;
•	developing and recommending to the Board of Directors standards to be applied in making determinations as to the absence of material relationships between us and a director; and
•	developing and recommending corporate governance guidelines to the Board of Directors;

The Board has adopted a written Nominating and Governance Committee charter that is available on the Company’s website. The Nominating and Governance Committee was first established as a committee of the board at our initial public offering.  During fiscal year 2019, the Nominating and Governance Committee did not hold any meetings given the addition of two directors at the time of the initial public offering of the shares of the Company in July of 2019 (the “IPO”).

Director Qualifications

The Nominating and Governance Committee believes that candidates for director should have certain minimum qualifications, including current knowledge and contact in the communities the Company does business and in the Company’s industry or relevant industries, and having the highest personal integrity and ethics. The Nominating and Governance Committee also intends to consider such factors as possessing accomplishments and reputation in the business community, having sufficient time to devote to the affairs of the Company, and diversity of viewpoints, background, work and other experiences and demographics. However, the Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. The Nominating and Governance Committee has engaged Spencer Stuart, a third-party search firm, to assist the committee in identifying and selecting potential candidates to join the Board.

Individual and Overall Tenure and Diversity

With respect to the individual and overall tenure of board members, the Board and the Nominating and Governance Committee believe that the Company’s industry is one where a long-term perspective is critical and a historical perspective on risk is important, and, accordingly, the Company benefits from having longstanding directors serve on the Board, including in leadership positions. At the same time, the Board and Nominating and Governance Committee also believe that incorporating new perspectives on the Board is important to maintaining the right mix and diversity of viewpoints on the Board.  In considering the eleven director nominees named in this Proxy Statement, the Nominating and Governance Committee considered the mix of tenure and diversity of the director nominees.  Accordingly, the director nominees reflect a mix of tenures and diversity with six nominees having a tenure of over eight years, two nominees having served since our IPO, one nominee with less than one year of tenure after having replaced a long-standing director, and one nominee being nominated to the Board for the first time.  Additionally, the director nominees include two women, two ethnic minorities, and nominees ranging in age from 36 to 76.

Stockholders’ Agreement

The Company and, the principal stockholders (as defined below) are parties to a stockholders’ agreement, dated July 29, 2019 (the “Stockholders’ Agreement”).  The Stockholders’ Agreement governs the relationship between us and the principal stockholders, including matters related to our corporate governance, rights to designate directors and additional matters.

The Stockholders’ Agreement, among other things, provides that two directors shall be designated for election to the Board of Directors by ProSight Parallel Investment LLC and ProSight Investment LLC (collectively, the “GS Investors”) and two directors shall be designated for election to the Board of Directors by ProSight TPG, L.P., TPG PS 1, L.P., TPG PS 2, L.P., TPG PS 3, L.P. and TPG PS 4, L.P. (collectively, the “TPG Investors” and together with the GS Investors, the “principal stockholders”), in each case so long as such principal stockholder has not transferred more than 75% of its respective initial ownership interest in the Company (such “initial ownership interest” being the number of shares of our common stock held by each principal stockholder, respectively, immediately following the merger of ProSight Global Holdings Limited (“PGHL”) with and into the Company and prior to our IPO. If either principal stockholder transfers more than 75% of its respective initial ownership interest in the Company, then such principal stockholder shall only be entitled to designate for election one director; and if either principal stockholder transfers more than 90% of its respective initial ownership interest in the Company, then such principal stockholder shall not be entitled to designate any directors for election.  The Nominating and Governance Committee gives appropriate consideration to candidates for board membership proposed by our principal stockholders and evaluates such candidates in the same manner as other candidates for membership on the board.

Messrs. Arnold and Helgason currently serve as the designees of the GS Investors and Messrs. Leathers and Schifter currently serve as the designees of the TPG Investors. Each of Messrs. Arnold, Helgason, Leathers and Schifter has been designated as a nominee for election to the Board pursuant to the Stockholders’ Agreement.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Governance Committee at the following address: c/o ProSight Global, Inc., 412 Mt. Kemble Ave., Suite 300C, Morristown, New Jersey 07960, Attn: Corporate Secretary, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the full name and address of the stockholder on whose behalf the submission is made, the number of shares owned beneficially by such stockholder as of the date of the submission, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and any additional information required by our Amended and Restated Bylaws. Our Nominating and Governance Committee has discretion to decide which individuals to recommend for nomination as directors. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Investment Committee

Messrs. Arnold, Hannon,  and Schifter serve on our Investment Committee, which is chaired by Mr. Arnold. The responsibilities of the Investment Committee include reviewing and making recommendations to the Board of Directors with respect to our investment approach, strategy and guidelines, portfolio composition and investment performance.

Our Investment Committee Charter is available on our website.  The Investment Committee was first established as a committee of the board at our IPO (prior thereto the Company had a Finance Committee).  During fiscal year 2019, the Investment Committee held one meeting.

Risk Committee

Messrs. Carlsen, Dwyer, Helgason, Hannon,  Leathers and Spriggs serve on our Risk Committee, which is chaired by Mr. Carlsen. The responsibilities of the Risk Committee include assisting the Board of Directors in overseeing and reviewing information regarding enterprise risk management, including significant policies, procedures and practices employed to manage risk.

Our Risk Committee Charter is available on our website.  The Risk Committee was first established as a committee of the board at our IPO (prior thereto the Company had an Underwriting Committee).  During fiscal year 2019, the Risk Committee held one meeting.

Lead Director

If at any time the Chairman of the Board of Directors is not an independent director, the Board of Directors will designate a “lead director” who is an independent director. The lead director presides over meetings of the directors when the Chairman of our Board of Directors is absent, that are held by non-management directors without any management directors present and that are held by independent directors.  We do not currently have a lead director.

The lead director has, among other things, the authority to:

•	call meetings of the independent directors;
•	consult on and approve meeting agendas and schedules of our Board of Directors;
•

serve as a liaison between the non-management directors and the Chairman, as a contact person to facilitate communications by our employees, stockholders and others with the non-management directors; and

•	review the quality, quantity, appropriateness and timeliness of information provided to our Board of Directors.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Stockholders or interested parties who wish to communicate with our board of directors or with an individual director may do so by mail to our board of directors or the individual director, care of our Corporate Secretary at 412 Mt. Kemble Ave., Suite 300C, Morristown, New Jersey 07960. The communication should indicate that it contains a stockholder or interested party communication. Our Chief Legal Officer and Corporate Secretary or his/her designee, in consultation with appropriate directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the director or directors to whom the communications are addressed or, if none are specified, to the Chair of our board of directors.

CODE OF CONDUCT

In accordance with the NYSE listing requirements and SEC rules, we have adopted a code of Business Conduct and Ethics that applies to all of our employees, the members of our Board of Directors and our officers. The full text of the code is available on the Investor Relations section of our website. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

HEDGING PROHIBITION

Under our Insider Trading Policy, our employees (including our named executive officers) and directors are prohibited from engaging in hedging transactions in our securities. This includes engaging in short sales, transactions in put or call options, margin accounts, pledges or other inherently speculative transactions with respect to our securities.

PROPOSAL 1

ELECTION OF DIRECTORS

ProSight’s board of directors currently consists of ten members.  As previously disclosed, Joseph Beneducci resigned from the Board effective February 1, 2020, resulting in a vacancy on the Board.  The Board has nominated Anne Waleski to fill the vacancy left by Mr. Beneducci’s resignation.  Each of the Company’s ten current directors are nominated for re-election at the Annual Meeting. If elected at the annual meeting, each of these nominees would serve until the 2021 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the eleven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eleven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee proposed by ProSight. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve. The following table sets forth information with respect to each director nominee:

Name	Age	Director Since
Steven Carlsen* (1)(3)(4)	63	2010
Lawrence Hannon (4)(5)	52	2019
Anthony Arnold (1)(5)	40	2010
Eric W. Leathers (1)(4)	46	2012
Bruce W. Schnitzer (2)(5)	76	2010
Richard P. Schifter (2)(3)	67	2010
Clement S. Dwyer, Jr. (2)(3)(4)	71	2010
Otha T. Spriggs, III (1)(4)	59	2019
Sheila Hooda (1)(2)(3)	62	2019
Magnus Helgason (4)	36	2020
Anne Waleski	53	--

(1)	Member of the human resources committee
(2)	Member of the audit committee
(3)	Member of the nominating and corporate governance committee
(4)	Member of the risk committee
(5)	Member of the investment committee

*Board Chair

The following is a brief biography of each director nominee.

Steven Carlsen.   Mr. Carlsen has been President of Shadowbrook Advising since 2006. He is Chairman of the Underwriting Committee of Orchid Underwriters, has been one of its directors since 2014 and served as Chairman of its Board of Directors from 2017 to 2019. Mr. Carlsen was co-founder of Endurance Specialty Holdings where he served from 2001 to 2017, including as its Chief Operating Officer and Chief Underwriting Officer. Mr. Carlsen began his career as a property facultative underwriter from 1979 to 1981 and later as a treaty account executive from 1985 to 1986 for Swiss Reinsurance Company. Mr. Carlsen spent the intervening years, 1981 to 1985, with the Reinsurance Division of Allstate Insurance Company. He joined NAC Re in 1986, ultimately heading their Property and Miscellaneous Treaty Department (which included aviation, marine, surety and finite business). In 1994, Mr. Carlsen served as Chief Underwriter-North America at CAT Limited and in 1997, he co-founded CAT Limited’s finite insurer, Enterprise Re. Since 1999 until he joined Endurance in 2001, Mr. Carlsen worked as a consultant, principally with three Morgan Stanley Private Equity insurance ventures and Plymouth Rock Group. Mr. Carlsen holds a BA in Mathematics from Cornell University and a PhD in Economics from Fordham University’s Graduate School of Arts and Sciences.

The Nominating and Governance Committee, or Nominating Committee, believes that Mr. Carlsen possesses specific attributes that qualify him to serve as a member of the Board, including his extensive experience in the insurance industry.

Lawrence Hannon.   Mr. Hannon is a founding member of ProSight. Mr. Hannon has more than 28 years of underwriting and operational experience in the insurance industry. Prior to becoming Chief Executive Officer in May 2019, Mr. Hannon served as Chief Operating Officer of ProSight. Prior to co-founding ProSight in 2009, Mr. Hannon worked at Fireman’s Fund Insurance Company from 2003 to 2007 as the Chief Sales and Marketing Officer and previously spent 13 years at Chubb Limited in various leadership and underwriting positions from 1990 to 2003. After leaving Fireman’s Fund Insurance Company in 2007, Mr. Hannon worked as an independent consultant, including for Goldman Sachs and TPG, for which work he continued until 2010. Mr. Hannon holds a BA in Political Science from Drew University. He currently serves as a member of the Board of Directors of the American Property Casualty Insurance Association in Washington, D.C.

The Nominating Committee, believes that Mr. Hannon possesses specific attributes that qualify him to serve as a member of the Board and make him an asset that will serve as a bridge between the board of directors and our executive officers, including his experience in underwriting and the operations of property and casualty insurance companies and his extensive executive leadership experience.

Anthony Arnold.   Mr. Arnold is a Managing Director at Goldman Sachs, where he heads Financial and Information Services investing within the Americas Corporate Private Equity business in the Merchant Banking Division. He joined Goldman Sachs in 2001 and became a Managing Director in 2013. Mr. Arnold also serves as a director of Financeit (CommunityLend Holdings), Genesis Capital and nanoPay, Inc., and is a board observer at Axioma, Inc. and IrisGuard Holdings Ltd. He previously served as a director of Ipreo and Sigma Electric Products. Mr. Arnold holds a Bachelor of Science in Economics from the University of Bristol, UK.

The Nominating Committee believes that Mr. Arnold possesses specific attributes that qualify him to serve as a member of the Board, including his substantial experience in finance and his service as a director of other companies.

Eric W. Leathers.   Mr. Leathers has been a partner of Further Global Capital Management since 2018 and serves as a member of its Investment Committee. From 2012 to 2018, he was a Partner of TPG and led the firm’s investment efforts in the financial services sector. He has over 20 years of experience investing across the sector, including in the areas of insurance, asset management, specialty finance and depository institutions. Prior to joining TPG, Mr. Leathers was a Managing Director and Partner with Pine Brook Partners beginning in 2009, where he shared responsibility for the management of the firm’s financial services investment activities. Before joining Pine Brook, he was a Partner at Capital Z Financial Services Partners from 1998 to 2009 and was responsible for sourcing and structuring investments within the financial services industry. Mr. Leathers began his career in the investment banking division of Donaldson, Lufkin and Jenrette from 1995 to 1998, where he specialized in mergers and acquisitions and corporate finance transactions for financial institutions. Mr. Leathers has previously served as a director of several privately-held and publicly-traded companies.

The Nominating Committee believes that Mr. Leathers possesses specific attributes that qualify him to serve as a member of the Board, including corporate finance experience and substantial experience as a member of the boards of directors of several privately-held and publicly-traded companies.

Bruce W. Schnitzer.   Mr. Schnitzer has been a private equity investor since 1985 and the Managing Director and Chairman of Wand Partners, which he founded in 1987. From 1977 to 1985, Mr. Schnitzer was a senior executive and Director of Marsh & McLennan Companies, Inc. He served as President and CEO of Marsh & McLennan, Incorporated from 1983 to 1985 and as Chief Financial Officer of Marsh & McLennan Companies, Inc. from 1977 to 1982. Prior to joining Marsh & McLennan, Mr. Schnitzer was a Vice President at JP Morgan/Morgan Guaranty Trust Company, where he served since joining the firm in 1967 and last served as Vice President and head of Mergers and Acquisitions. Mr. Schnitzer is a director of several Wand portfolio companies. In addition, he is Chairman of the Institute of Human Origins. Mr. Schnitzer holds an MBA and BBA, both from the University of Texas.

The Nominating Committee believes that Mr. Schnitzer possesses specific attributes that qualify him to serve as a member of the Board based on his substantial investing, strategy, accounting, insurance brokerage and finance experience.

Richard P. Schifter.   Mr. Schifter has been a Senior Advisor at TPG since 2013 and was a partner at TPG from 1994 through 2013. Prior to joining TPG, Mr. Schifter was a partner at the law firm of Arnold & Porter in Washington, D.C., where he specialized in bankruptcy law and corporate restructuring. He joined Arnold & Porter in 1979 and was a partner from 1986 through 1994. Mr. Schifter currently serves on the boards of directors of Avianca Holdings, S.A. and LPL Financial Holdings Inc. Mr. Schifter also serves on the Board of Overseers of the University of Pennsylvania Law School. In addition, Mr. Schifter is a member of the Board of

Directors of the American Jewish International Relations Institute and a member of the national advisory board of Youth, I.N.C. (Improving Non-Profits for Children). Mr. Schifter previously served on the boards of directors of Caesars Entertainment Corporation from 2017 through 2019, American Airlines Group, Inc. from 2013 through 2018, Direct General Corporation from 2011 to 2016, Ariel Holdings, Ltd. From 2006 to 2012, Endurance Specialty Reinsurance from 2004 to 2006, American Beacon Advisors, Inc. from 2008 through 2015, Republic Airways, Inc. from 2009 through 2013, EverBank Financial Corporation from 2010 to 2017, Ryanair Holdings, PLC from 1996 through 2003, America West Holdings Inc. from 1994 to 2005, U.S. Airways Group Inc. from 2005 to 2006 and Midwest Airlines, Inc. from 2007 to 2009. Mr. Schifter holds a JD from the University of Pennsylvania Law School and a BA from George Washington University.

The Nominating Committee believes that Mr. Schifter possesses specific attributes that qualify him to serve as a member of the Board, including his substantial board of directors experience, including on public company and insurance company boards, and his leadership experience in the operation of large, complex companies.

Clement S. Dwyer, Jr.  Mr. Dwyer is Chairman of American Overseas Group Ltd. and a Managing Member of Snow Squall LLC. He serves on the boards of directors of Dowling & Partners Holdings LLC, Old American Holdings LLC and Old American Insurance Investors. Mr. Dwyer was previously with Guy Carpenter & Co., Inc. from 1970 to 1996, ultimately serving as a Director & Executive Vice President, President & Chief Executive Officer of Signet Star Holdings, Inc. in 1996, and President of URSA Advisors, a consulting firm, from 1997 to 2015, through which he served as an advisor to various investment funds, including certain funds associated with The Beekman Group LLC from 2006 to 2014. He also served on the board at Montpelier Re Holdings Ltd., Holborn Corp., Orpheus Group Ltd., RAM Reinsurance Co. Ltd, Vanbridge Holdings LLC and Grandparents.com, Inc. On April 14, 2017, Grandparents.com, Inc. filed for Chapter 11 bankruptcy protection and its liquidation plan was approved by the U.S. Bankruptcy Court on September 20, 2017. Mr. Dwyer received his undergraduate degree from Tufts University.

The Nominating Committee believes that Mr. Dwyer possesses specific attributes that qualify him to serve as a member of the Board, including his substantial board of directors experience in addition to his management and senior leadership experience at insurance companies.

Otha T. Spriggs, III.   Mr. Spriggs is President and CEO of Atlanta Life Insurance Company, Inc. He is the former President and CEO of The Executive Leadership Council, having served in that role from 2018 until December 31, 2019. He is a former member of the boards of TIAA, FSB (TIAA Direct), Savannah State University’s College of Business Administration, and the Institute for Corporate Productivity. Mr. Spriggs recently served as Senior Executive Vice President and Chief Human Resources Officer at TIAA from 2012 to 2018, where he led all aspects of human resources strategy and execution for the company’s global workforce. He joined TIAA from Boston Scientific, where he was Chief Human Resources Officer from 2009 to 2012. Previously, Mr. Spriggs served as Senior Vice President of Human Resources, Chief Diversity Officer, and President of the Cigna Foundation at Cigna from 2001 to 2009. Mr. Spriggs also held executive leadership roles at The Home Depot from 1999 to 2001 and Levi Strauss & Co. from 1996 to 1998. He holds a bachelor’s degree in business administration from Towson University.

The Nominating Committee believes that Mr. Spriggs possesses specific attributes that qualify him to serve as a member of the Board, including his management expertise and leadership experience in the human resources operations of large, complex companies.

Sheila Hooda.   Ms. Hooda is the CEO of Alpha Advisory Partners, a company that advises on strategy, turnaround and transformation, customer centricity and digital business models for companies in the financial and business services sectors. She serves on the board of Mutual of Omaha Insurance Company, where she is the Chair of its Risk Committee and is a member of its Compensation Committee. Ms. Hooda has served on the board of Virtus Investment Partners (“Virtus”) since 2016, where she is currently a member of its Audit and Risk & Finance Committees. Ms. Hooda will not stand for re-election to the board of Virtus, and will depart from service on the Virtus board upon the expiration of her term as director at Virtus’ annual meeting of shareholders in May 2020. Prior to founding Alpha Advisory Partners in 2013, she served as the global head of strategy and business development in the Financial & Risk division, Investors segment at Thomson Reuters, and earlier as senior managing director in strategy, M&A and corporate development roles at TIAA. Ms. Hooda previously was managing director in the Global Investment Banking Division at Credit Suisse, and prior leadership roles include Bankers Trust, Andersen Consulting and McKinsey & Co. Ms. Hooda is an alumna of the Indian Institute of Management, Ahmedabad and has an MBA from the University of Chicago Booth School of Business.

The Nominating Committee believes that Ms. Hooda is qualified to serve as a member of the Board because of her public company leadership experience as both a board and committee member, as well as her broad-ranging corporate experiences, including executive and senior leadership positions in the areas of finance and risk.

Magnus Helgason. Mr. Helgason is a Vice President at Goldman Sachs, where he focuses on Financial Services investing within the Americas Corporate Private Equity business in the Merchant Banking Division. He joined Goldman Sachs in 2013 and was named Vice President in 2016. Prior to joining the firm, Mr. Helgason served as Director - Asset & Liability Management at Landsbankinn. Mr. Helgason also serves on the board of Genesis Capital. Mr. Helgason holds a Bachelor of Science in Industrial Engineering from the University of Iceland and MBA from Columbia Business School, where he graduated with Dean’s Honors.

The Nominating Committee believes that Mr. Helgason possesses specific attributes that qualify him to serve as a member of the Board, including his extensive experience in the financial services industry.

Anne Waleski. Ms. Waleski previously served as Executive Vice President of Markel Corporation, a global holding company for insurance, reinsurance, and investment operations around the world, from 2018 until June 2019. Ms. Waleski served as Chief Financial Officer and Executive Vice President of Markel Corporation from 2010 until 2018, Treasurer of Markel from 2003 to 2010, and held various other finance positions at Markel Corporation from 1993 to 2003.  Since 2018, Ms. Waleski has served on the board of directors of Tredegar Corporation, where she is a member of the Audit Committee and the Executive Compensation Committee. Ms. Waleski holds a bachelor’s degree in Economics from The College of William & Mary and has an MBA from the University of Richmond.

The Nominating Committee believes that Ms. Waleski is qualified to serve as a member of the Board because of her public company leadership experience as both a board and committee member, as well as her extensive executive management experience, financial expertise and understanding of risk management at a large, public holding company for insurance, reinsurance and investment operations. Ms. Waleski was recommended to the Nominating Committee by a third-party search firm.

Family Relationships

There are no family relationships between any of our executive officers or directors.

Involvement in Certain Legal Proceedings

There have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability or integrity of our directors or executive officers, or in which any director, officer, nominee or principal stockholder, or any affiliate thereof, is a party adverse to us or has a material interest adverse to us.

REQUIRED VOTE AND BOARD RECOMMENDATION

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the eleven nominees receiving the highest number of affirmative votes will be elected.

The Board recommends that you vote “FOR” all nominees for director.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will review its future selection of Ernst & Young LLP as ProSight’s principal independent registered public accounting firm.

The affirmative vote of the holders of a majority of the shares present at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of Ernst &Young LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2019, and December 31, 2018, by Ernst & Young LLP.

	Fiscal Year Ended
	2019	2018
Audit Fees	$2,027,000	$2,071,500
Audit-related Fees	--	--
Tax Fees	190,144	214,580
All Other Fees	5,100	5,100
Total Fees	$2,222,244	$2,291,180

Audit Fees. This category includes the audit of our annual consolidated financial statements, reviews of our financial statements included in our Form 10‑Qs and services that are normally provided by our independent registered public accounting firm in connection with its engagements for those years. This category also includes issuance of consents and comfort letters, advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements.

Audit-Related Fees. This category consists of assurance and related services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

Tax Fees. This category typically consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice.

Other. This category includes aggregate fees billed in each of the last two fiscal years for products and services provided by the Ernst & Young LLP, other than the services reported in the categories above.

PRE-APPROVAL POLICIES AND PROCEDURES

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and permitted non-audit and tax services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence.  All fees paid to Ernst & Young LLP for our fiscal years ended December 31, 2019 and 2018 were pre-approved by our Audit Committee.

REQUIRED VOTE AND BOARD RECOMMENDATION

The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

The Board recommends that you vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2020 fiscal year.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that ProSight Global, Inc., or the Company, specifically incorporates it by reference in such filing.

As members of the audit committee, we are responsible for overseeing the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements.

The audit committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Ernst & Young LLP, or EY, the Company’s independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB.

The audit committee has received and reviewed the written disclosures and the letter from EY required by the applicable requirements of the PCAOB regarding EY’s communications with the audit committee concerning independence, and has discussed with EY its independence. In such discussions, the audit committee considered, among other things, the length of time the EY audit partner and other staff have been on the engagement, and other relationships that may impact the firm’s objectivity and independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the board of directors:

Bruce Schnitzer, Committee Chair
Clement S. Dwyer, Jr.
Sheila Hooda
Richard P. Schifter

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers as of May 7, 2020. Our executive officers are appointed by, and serve at the discretion of, the Board and each holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Lawrence Hannon	52	President, Chief Executive Officer and Director
Anthony S. Piszel	65	Chief Financial Officer
Robert Bailey	56	Chief Underwriting and Risk Officer
Frank D. Papalia	60	Chief Legal Officer

Lawrence Hannon.   Mr. Hannon is a founding member of ProSight. Mr. Hannon has more than 28 years of underwriting and operational experience in the insurance industry. Prior to becoming Chief Executive Officer in May 2019, Mr. Hannon served as Chief Operating Officer of ProSight. Prior to co-founding ProSight in 2009, Mr. Hannon worked at Fireman’s Fund Insurance Company from 2003 to 2007 as the Chief Sales and Marketing Officer and previously spent 13 years at Chubb Limited in various leadership and underwriting positions from 1990 to 2003. After leaving Fireman’s Fund Insurance Company in 2007, Mr. Hannon worked as an independent consultant, including for Goldman Sachs and TPG, for which work he continued until 2010. Mr. Hannon holds a BA in Political Science from Drew University. He currently serves as a member of the Board of Directors of the American Property Casualty Insurance Association in Washington, D.C.

Anthony S. Piszel.   Mr. Piszel joined ProSight in 2012. Mr. Piszel has more than 38 years of experience in the financial services industry, including as Chief Financial Officer of public companies. He previously was Chief Financial Officer at CoreLogic from 2010 to 2011, First American Corporation from 2009 to 2010, Freddie Mac from 2006 to 2008, and Health Net from 2004 to 2006. Previously, Mr. Piszel served in various roles at Prudential Financial from 1993 to 2004, ultimately as Controller, and at Deloitte & Touche from 1990 to 1993, ultimately as Audit Partner. Mr. Piszel also served as a practice fellow at the Financial Accounting Standards Board from 1988 to 1990. Mr. Piszel holds an MBA from Golden Gate University and a BA in Economics from Rutgers University.

Robert Bailey.   Mr. Bailey is a founding member of ProSight and is responsible for our underwriting and reinsurance. Mr. Bailey has more than 29 years of underwriting experience in the insurance industry. Prior to joining ProSight in 2009, Mr. Bailey served in various leadership and underwriting positions at Fireman’s Fund Insurance Company starting in 1993, ultimately serving as Chief Underwriting Officer of Commercial Lines, and previously spent seven years at Cigna in various leadership and underwriting positions from 1986 to 1993. Mr. Bailey holds an MBA from Chapman University and a BBA in Finance from the University of Oklahoma.

Frank D. Papalia.   Mr. Papalia joined ProSight in 2011. Mr. Papalia has over 33 years of legal and business experience in the insurance industry and, prior to joining ProSight, served as General Counsel and Member of the Management Board of PARIS RE Holdings, a publicly-traded reinsurance group, from 2006 to 2010. Mr. Papalia also served in leadership roles on the legal team of AXA RE from 2001 to 2006, ultimately as General Counsel, and previously with AXA Financial from 1986 to 2001, ultimately as Vice President and Counsel. Mr. Papalia holds a JD from Fordham University School of Law and a BS in Accounting from Manhattan College.

Other Key Employees

The following table presents information regarding our other key employees.

Name	Age	Position(s)
Joseph Finnegan	51	Customer Segment President
Darryl Siry	47	Chief Technology and Operations Officer
Kari Hilder	37	Chief Human Resources Officer
Leland Kraemer	49	Chief Actuary Officer
Donna Biondich	59	Chief Claims Officer
Lee Lloyd	50	Field Operations Officer
Erin Cullen	33	Customer Segment President
Ricardo Victores	54	Chief Sales and Marketing Officer
Nestor Lopez	43	Chief Information Officer
Vivienne Zimmermann	46	Chief Customer Experience Officer
Robert Bednarik	54	Customer Segment President
Kevin Topper	56	Customer Segment President

The following is a brief summary of the business experience of our other key employees.

Joseph Finnegan. Mr. Finnegan joined ProSight in 2009 as President of Program Underwriting — West. Since March 2019, he serves as Customer Segment President and from 2014 to March 2019, he served as Customer Group President, responsible for the underwriting, business development and distribution management of a diversified book of business at ProSight. Prior to joining ProSight, Mr. Finnegan served at Fireman’s Fund Insurance Company since 1991 in senior leadership roles in sales, underwriting and product development, including as Vice President heading the Entertainment Division. Mr. Finnegan holds a BA in Humanities from the University of Southern California.

Darryl Siry. Mr. Siry joined ProSight in 2011 and, prior to becoming Chief Technology and Operations Officer in November 2019, served as Customer Segment President from March to November 2019 and President of ProSight Direct from July 2018 to November 2019. Mr. Siry also previously served as Chief Information Officer & Chief Digital Officer and Chief Marketing Officer of ProSight. Prior to joining ProSight, Mr. Siry spent two years from 2009 to 2011 founding NewsBasis, a startup, and served as Senior Vice President, Marketing & Sales at Tesla Motors from 2006 to 2008. Mr. Siry also spent nine years at Fireman’s Fund Insurance Company from 1997 to 2006 in various roles, ultimately serving as Senior Vice President and Chief Marketing Officer. Mr. Siry holds a BA in Economics from Brown University.

Kari Hilder. Ms. Hilder joined ProSight in 2012 and has over 15 years of experience as a human resource professional. Prior to joining ProSight, Ms. Hilder served as Human Resources Manager for the National Football League Alumni Association with a focus on workforce planning and talent management, she led the campus recruiting function at Rothstein Kass and began her HR career at New York University Clinical Cancer Center. Ms. Hilder holds a bachelor’s degree from Ramapo College of New Jersey and her SPHR designation from the HRCI.

Leland Kraemer. Mr. Kraemer joined ProSight in 2009 and leads our assessment, pricing and management of risk. Prior to joining ProSight, Mr. Kraemer was an actuary with Fireman’s Fund Insurance Company from 1998 to 2009. Mr. Kraemer is a Fellow of the Casualty Actuarial Society, holds an MA in Statistics (with an emphasis on Applied Statistics) from the University of California at Santa Barbara and a BA in Mathematics from Grinnell College.

Donna Biondich. Ms. Biondich joined ProSight in November 2019 as Chief Claims Officer. Prior to joining ProSight, Ms. Biondich served as an independent insurance consultant from 2017 through November 2019, providing and reviewing options for coverage resolution. From 2009 to 2017, Ms. Biondich served in claim officer positions at Colony, a division of Argo Group and Caliber One, a division of PMA. Ms. Biondich holds a BS in Business Administration and Management from Shippensburg University of Pennsylvania and a chartered property casualty underwriter designation. Ms. Biondich has also attended Harvard University Leadership Development programs designed for executives.

Lee Lloyd. Mr. Lloyd joined ProSight in 2016 and, prior to becoming the Field Operations Officer in September of 2019, served as Vice President Actuarial Pricing. Mr. Lloyd has over 28 years of underwriting, actuarial, and product development experience. Before joining ProSight, Mr. Lloyd founded and operated Strategic Actuaries from 2012 to 2016 after spending 2009 to 2011 as the President of Programs and Executive Vice President of Program Development at Crump Commercial Insurance Services. From 1999 to 2009, Mr. Lloyd held multiple senior management positions leading the underwriting, actuarial, and field risk management services departments at United Educators Insurance. From 1994 to 1999, Mr. Lloyd was an actuary for Zurich Financial Services with his actuarial career beginning at Travelers Insurance Companies from 1991 to 1994. Mr. Lloyd is a Fellow of the Casualty Actuarial Society and holds a BS in Actuarial Science from New York University’s Stern School of Business.

Erin Cullen. Ms. Cullen joined ProSight in 2013 and, prior to becoming Customer Segment President in March 2019, served as Customer Group President, program executive and manager. Before joining ProSight, Ms. Cullen was a Production Underwriter and Client Executive at GCube Insurance Services, Inc. from 2011 to 2013 and a Placement Specialist with Marsh from 2008 to 2011. Ms. Cullen holds a BS in Biology from Wake Forest University.

Ricardo Victores. Mr. Victores joined ProSight in 2011 and has over 30 years of experience in underwriting and sales leadership in the insurance industry. Prior to joining ProSight, Mr. Victores was a Regional Executive with Golden Eagle Insurance from 2008 to 2011 and a segment owner with Fireman’s Fund Insurance Company from 1989 to 2008. Mr. Victores holds an MBA and BA in Business Finance from California State University — Fullerton.

Nestor Lopez. Mr. Lopez joined ProSight in 2014 and, prior to becoming our Chief Information Officer in August 2018, served as Vice President, Information Technology. Before joining ProSight, Mr. Lopez was AVP, Enterprise Program Management supporting Underwriting, Sales and Marketing portfolios at CNA Insurance from 2011 to 2014 and AVP, Strategic Operations and Procurement with Fireman’s Fund Insurance Company from 2004 to 2011. Mr. Lopez also spent four years at GE Capital Corporation from 2000 to 2004 as a Systems Analyst and IT Project Manager. Mr. Lopez holds a BS in Industrial Engineering from the University of Puerto Rico.

Vivienne Zimmermann. Ms. Zimmermann joined ProSight in 2014 and, prior to becoming Chief Customer Experience Officer in February 2019, served as VP Customer Experience and Director of Operations/IT. Prior to joining ProSight, Ms. Zimmermann founded and operated viviZ from 2008 – 2013, worked at Fireman’s Fund Insurance Company from 2002 to 2006 in various director-level roles ultimately serving as Director of Marketing (Customer Research and Strategies), startup Citadon from 1998 to 2001, and Deloitte & Touche from 1995 to 1998. Ms. Zimmermann holds a BA in Economics from Stanford University.

Robert Bednarik.  Mr. Bednarik joined ProSight in 2010 as President of Program Underwriting — East. From 2014 – 2019, he served as Customer Group President and Niche President before becoming Customer Segment President in March of 2019. Prior to joining ProSight, Mr. Bednarik worked at Fireman’s Fund Insurance Company as Regional Sales Executive from 2005 – 2009, and has an additional 13 years of insurance brokerage experience from time at Acordia (owned by multiple companies during his tenure, ultimately Wells Fargo) from 1992 to 2002 and Aon from 2002 to 2005. Mr. Bednarik holds a BA in Economics from Drew University.

Kevin Topper. Mr. Topper joined ProSight in 2010 and has over 30 years of experience in the media and entertainment insurance industry. Prior to becoming Customer Segment President in November 2019, Mr. Topper served as Niche President and VP of Entertainment Programs. Mr. Topper holds a BA in Political Science and History from the University of Wisconsin — Madison.

EXECUTIVE COMPENSATION

Our executive compensation program is designed to attract, motivate and retain high quality leadership and incentivize our executive officers to achieve performance goals over the short- and long-term, which also aligns the interests of our executive officers with those of our stockholders.

Our named executive officers (or “NEOs”) for 2019, who consist of each person that served as our principal executive officer during 2019 and our two other most highly compensated executive officers, were:

•	Lawrence Hannon, our President and Chief Executive Officer since May 1, 2019, who previously served as Chief Operating Officer;
•	Anthony S. Piszel, Chief Financial Officer;
•	Robert Bailey, Chief Underwriting and Risk Officer; and
•

Joseph J. Beneducci, our former Chief Executive Officer and Chairman of the Board of Directors, who, as of May 1, 2019, served as our Executive Chairman until his resignation as Executive Chairman, effective as of February 1, 2020.

Summary Compensation Table

The following table presents compensation awarded to, earned by and paid to our named executive officers for the fiscal year ended December 31, 2019:

Name and Principal Position	Year	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation(3	Total
Lawrence Hannon.	2019	$718,125	$5,376,463	$1,125,000	$14,000	$7,233,588
President and Chief Executive Officer(4)	2018	$465,479	$299,823	$695,250	$13,750	$1,474,302
Anthony S. Piszel	2019	$479,813	$2,983,337	$660,000	$0	$4,123,150
Chief Financial Officer	2018	$435,054	$225,741	$875,400	$0	$1,536,195
Robert Bailey	2019	$445,003	$4,777,429	$468,750	$14,000	$5,705,182
Chief Underwriting and Risk Officer	2018	$409,500	$299,823	$412,000	$13,750	$1,135,073
Joseph J. Beneducci	2019	$883,438	$0	$354,000	$14,000	$1,251,438
Former Chief Executive Officer and Chairman(5)	2018	$767,812	$758,193	$2,124,375	$20,903	$3,671,283

(1)

For 2019, the amounts represent the grant date fair value, as determined in accordance with Financial Accounting Standards Board (“FASB”) codified in Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”), of equity-based awards granted to NEOs in July 2019 as follows: Mr. Hannon — 17,857 time-vesting RSUs granted in respect of 2019, 17,857 performance-vesting RSUs granted in respect of 2019, 223,319 supplemental RSUs, and 125,000 founders grant RSUs; Mr. Piszel — 16,369 time-vesting RSUs granted in respect of 2019, 16,369 performance-vesting RSUs granted in respect of 2019 and 180,357 supplemental RSUs; and Mr. Bailey — 7,441 time-vesting RSUs granted in respect of 2019, 7,441 performance-vesting RSUs granted in respect of 2019, 201,364 supplemental RSUs, and 125,000 founders grant RSUs.  The grant date fair value of the 2019 performance-vesting RSUs, assuming maximum performance, is as follows: Mr. Hannon, $375,003, Mr. Piszel, $343,753 and Mr. Bailey, $156,251.  The supplemental RSU awards and founders grant RSU awards are special one-time initial public offering (“IPO”) awards.  Specifically, the supplemental RSUs were granted in exchange for the forfeiture of certain profits interests awards (“P Shares”) the NEOs held prior to the IPO, and the founders RSUs were granted to Messrs. Hannon and Bailey due to the role they played in founding the Company.  For 2018, the amounts represent the grant date value of the P Share awards granted in March 2018 under the PGHL Amended and Restated 2010 Equity Incentive Plan, effective November 23, 2010, and amended and restated as of February 2015 (the “2010 Plan”). The number of P Shares granted to each NEO was: Mr. Beneducci — 195,899 P Shares; Mr. Hannon — 77,467 P Shares; and Mr. Piszel — 58,326 P Shares; and Mr. Bailey — 77,467 P Shares.  As part of the IPO, the NEOs (other than Mr. Beneducci) forfeited all outstanding P Shares and were granted supplemental RSUs. On May 3, 2019, we entered into a Transition and Separation Agreement with Mr. Beneducci, pursuant to which Mr. Beneducci resigned from his positions as Chief Executive Officer and President of the Company, effective May 1, 2019, and agreed to serve as Executive Chairman of the Board through an agreed transition period. Mr. Beneducci forfeited all of his P Shares as of the date of his separation agreement.  On January 23, 2020, we entered into an amendment to the Transition and Separation Agreement with Mr. Beneducci. See “— Narrative Disclosure to Summary Compensation Table, Employment Agreements” below for more information regarding these agreements.

(2)

The amounts in this column represent annual incentive cash awards earned under the Company’s Short Term Incentive Program (the “STIP”) for 2018 and 2019 performance as determined by the Human Resources Committee (then called the Compensation Committee) in the first quarter of 2019 and 2020, respectively. See “— Annual Incentive Awards” below for more information.

(3)	The items comprising “All Other Compensation” for 2019 are:

Name	Contributions to Defined Contribution Plans(a)	Insurance Premiums(b)	Total
Joseph J. Beneducci	$14,000	$0	$14,000
Lawrence Hannon	$14,000	$0	$14,000
Robert Bailey	$14,000	$0	$14,000

(a)	Represents matching contributions made by ProSight under its 401(k) plan. See “— Retirement Benefits” below for more information.
(b)	Represents life insurance premiums paid by ProSight for the benefit of Mr. Beneducci.

The items comprising “All Other Compensation” for 2018 are:

Name	Contributions to Defined Contribution Plans(a)	Insurance Premiums(b)	Total
Joseph J. Beneducci	$13,750	$7,153	$20,903
Lawrence Hannon	$13,750	$0	$13,750
Robert Bailey	$13,750	$0	$13,750

(4)	Effective May 1, 2019, the Board appointed Mr. Hannon to serve as President and Chief Executive Officer of the Company and as a director.
(5)	Mr. Beneducci resigned from his positions as Chief Executive Officer and President of the Company, effective May 1, 2019, and served as Executive Chairman of the Board until February 1, 2020.

Narrative Disclosure to Summary Compensation Table

The following describes the material elements of our compensation program for the year ended December 31, 2019 as applicable to our NEOs and reflected in the Summary Compensation Table above.

Base Salary

Each NEO’s base salary is a fixed component of compensation for each year for performing specific job duties and functions. The total base salaries earned by our NEOs in 2019 are disclosed in the Summary Compensation Table above.

Annual Incentive Awards

Each named executive officer is eligible to receive a discretionary annual bonus under the Company’s STIP administered by the Company, under which awards are granted on an annual basis, and in 2019, at the discretion of the Board, based on recommendations from the Human Resources Committee (then called the Compensation Committee). For 2019, the total STIP pool for all employees was equal to $12.1 million. The Board has the discretion to increase or decrease the size of the STIP pool on recommendation of the Human Resources Committee and based on factors such as relative industry performance and investments in medium to long-term initiatives, and also has the sole discretion to determine the actual amounts earned for all NEOs. The amounts earned by the NEOs for 2019 are provided in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. Annual bonuses under the 2019 STIP were paid entirely in cash and by March 15, 2020 in accordance with the policy.

For 2020, the CEO’s annual bonus under the STIP will be determined by measuring certain metrics against performance goals set by the board, and will result in a CEO bonus ranging from 0% to 150% of a board set target.  These performance metrics and their relative weightings are:

•	GWP from Customer Segments - 20% weight
•	Net loss ratio - 20% weight
•	Net expense ratio - 20% weight
•	Adjusted operating return on equity - 40% weight

2020 annual bonuses under the STIP in respect of our executive officers (excluding the CEO) and certain other key employees will closely conform to the same formula. Any annual bonuses under the STIP will be paid in cash no later than March 15th of the calendar year following the calendar year in which the bonus was earned.

The CEO’s bonus is determined by the Human Resources Committee in its sole discretion, by measuring the Company’s actual financial performance against performance goals. The Human Resources Committee, however, has additional discretion related to the CEO’s bonus in connection with the Company’s achievement in respect of (i) diversity and inclusion, (ii) talent management, (iii) Company culture and (iv) environmental, social and governance issues.

Long-Term Incentive Plan Awards

Prior to the IPO, long-term incentive plan awards were granted under the 2010 Plan.  RSUs awarded to our NEOs under the 2010 Plan generally vested 50% on each of the 1st and 2nd anniversaries of grant subject to continued employment and automatically upon a change in control, a termination of employment due to death, disability, or by us without cause, or upon the NEO’s resignation for good reason. Vested RSUs settle on the earliest to occur of (1) the 5th anniversary of grant, (2) a separation from service, (3) a change in control or (4) the death or disability of the grantee.  In 2016, Mr. Beneducci was granted performance-vesting RSUs that vest upon the consummation of a transaction in which the principal stockholders dispose of at least 80% of their shares, provided that the principal stockholders receive certain minimum returns.  These RSUs did not vest in connection with our IPO and instead converted into 64,600 unvested performance-based RSUs.  P Share awards were also granted under the 2010 Plan as a form of long-term incentive awards.  All outstanding P Share awards were forfeited immediately prior to the IPO.

Our board of directors adopted our 2019 Equity Incentive Plan (the “2019 Plan”) in connection with the IPO to replace our 2010 Plan. RSUs outstanding under our 2010 Plan prior to the IPO converted into RSUs based on shares of common stock of the Company under our 2019 Plan and otherwise continue to be governed by their existing terms prior to the IPO.

During 2019, our NEOs received the following long-term incentive awards under our 2019 Plan:

2019 Long-Term Equity Incentive Plan Awards

On July 25, 2019, each of our NEOs other than Mr. Beneducci was granted 2019 annual long-term incentive awards, 50% of which are in the form of time-vesting RSUs and 50% of which are in the form of PSUs.

The time-based RSUs will vest annually over three years, subject to continued employment through each such date, provided that (i) upon the executive’s termination of employment due to death or “disability” (as defined in the 2019 Plan) or, during the six months preceding or 24 months following a change in control, upon the executive’s termination of employment by us without “cause” or by the executive for “good reason” (in each case, as defined in the 2019 Plan), the time-based RSUs will vest in full and (ii) upon the executive’s termination of employment by us without cause or by the executive for good reason in the absence of a change in control, a pro-rated portion of the unvested RSUs will vest.

The PSUs will vest based on the compound book value per share growth over a three-year performance period from January 1, 2019 through December 31, 2021, subject to continued employment through the third anniversary of the grant date, provided that (i) upon the executive’s termination of employment due to death or disability or, during the six months preceding or 24 months following a change in control, upon the executive’s termination of employment by us without cause or by the executive for good reason, the performance-based RSUs will vest based on target performance if the performance period is not complete and actual performance if the performance period is complete and (ii) upon the executive’s termination of employment by us without cause or by the executive for good reason in the absence of a change in control, a pro-rated portion of the PSUs will vest based on actual performance on the third anniversary of the grant date.  PSUs may vest from 0% to 150% of target depending on the level of achievement of the performance metrics.

The 2019 annual long-term incentive awards were equal to 5/12 of each NEO’s target annual long-term equity award opportunity.

Supplemental RSU Awards

In connection with the IPO, on July 25, 2019, each of our NEOs other than Mr. Beneducci was granted a supplemental equity award in the form of time-vesting RSUs, 25% of which were vested on grant date, 25% of which will vest on the second anniversary of the grant date and 50% of which will vest on the third anniversary of the grant date, provided that upon the executive’s termination of employment due to death or disability or upon the executive’s termination of employment by us without cause or by the executive for good reason, the time-based RSUs will vest in full. The supplemental RSUs were granted to each NEO in exchange for each NEO’s forfeiture of his P Shares awards.

Founders Grant RSU Awards

In connection with the IPO, on July 25, 2019, Messrs. Hannon and Bailey were also granted a founders grant award in the form of time-vesting RSUs, which will cliff vest on the third anniversary of the grant date, provided that the time-based RSUs will vest in full upon the executive’s termination of employment due to death or disability or the executive’s termination of employment by us without cause or by the executive for good reason.

Employee Benefits and Perquisites

Our NEOs are eligible to participate in our health and welfare plans to the same extent as are all full-time employees generally. We generally do not provide our NEOs with perquisites or other personal benefits. In addition, we reimburse our NEOs for their necessary and reasonable business and travel expenses incurred in connection with their services to us, and our NEOs are entitled to indemnification for the term of their employment and for six years thereafter pursuant to the terms of their employment agreements.

Retirement Benefits

We maintain a 401(k) plan for employees. The 401(k) plan is intended to qualify under Section 401(k) of the Code, so that contributions to the 401(k) plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn, and so that contributions made by us, if any, will be deductible by us when made. Employees may elect to reduce their current compensation by up to the statutorily prescribed annual limits and have the amount of such reduction contributed to their 401(k) plan account. The 401(k) plan permits us to make contributions up to the limits allowed by law on behalf of all eligible employees. In 2019 we elected to make matching contributions to eligible participants in an amount up to 100% of the first 4% of eligible compensation and 50% of the next 2% of eligible compensation contributed to the plan as deferral contributions. In 2020, we have elected to make matching contributions to eligible participants in an amount up to 100% of the first 6% of eligible compensation.

Nonqualified Deferred Compensation

Our NEOs did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during 2019.

Employment Agreements

The Company entered into new employments with each of Messrs. Hannon, Piszel and Bailey in connection with the IPO (collectively, the “New Employment Agreements”).

The initial term of each New Employment Agreement commenced on July 29, 2019, the date of the completion of the IPO and will continue until the earlier of the termination of the executive’s employment or the third (3rd) anniversary of the completion of the IPO, with automatic one-year extensions unless either party under the agreement elects to not extend the term. Pursuant to the New Employment Agreements, the NEOs will receive an annual base salary as follows: Mr. Hannon: $900,000, Mr. Piszel: $550,000, and Mr. Bailey: $500,000. Each of the executives are also eligible to participate in the Company’s  (i) short-term incentive plan with a target annual bonus opportunity as follows: Mr. Hannon: 100% of base salary, Mr. Piszel: 100% of base salary and Mr. Bailey: 75% of base salary, and (ii) long-term incentive plan with a target annual equity award opportunity as follows: Mr. Hannon: 133% of base salary, Mr. Piszel: 157% of base salary for each of the years 2020 and 2021, and 200% of base salary for the year 2022 and thereafter and Mr. Bailey: 100% of base salary.

Under each of the New Employment Agreements, the executives are entitled to receive certain benefits upon certain terminations of employment. In the event of the executive’s termination of employment by the Company without “cause” (including due to the non-renewal of the term by the Company) or a resignation by the executive for “good reason” (each term as defined in the New Employment Agreements), subject to the effectiveness of a release in favor of the Company, the executives would be entitled to (i) a severance amount equal to one times the sum of (a) base salary plus (b) target bonus, paid in installments over the one-year period following termination and (ii) a pro rata annual bonus for the year of termination based on target performance, paid in a lump sum, provided that if qualifying termination of employment takes place during the six-month period preceding or 24‑month period following a change in control (as defined in the New Employment Agreements), the severance amount described in subsection (i) will be paid in a lump sum.

In the event of the executive’s termination of employment due to his death or “disability” (as defined in the New Employment Agreements), the executive will be entitled to receive a pro-rated annual bonus for the year of termination based on target performance.

Upon a termination of employment due to the non-renewal of the term by the executive, the executive will be entitled to receive a pro-rated annual bonus for the year of termination based on actual performance.

In addition, the New Employment Agreements contain perpetual provisions governing the nondisclosure and nonuse of confidential information of the Company and non-competition and non-solicitation restrictive covenants, which remain in existence for one year following a termination of employment for any reason; provided that the non-competition restrictive covenant will apply for two years with respect to competitive enterprises in which any of the founders are employed and for two years following a termination of employment, each executive will be restricted from soliciting any of the founders from joining a competitive enterprise; and provided further that upon a termination of the executive’s employment without “good reason,” the executive will be subject to a one-year non-solicitation covenant and the Company can elect to enforce a one-year non-competition covenant if the Company pays the executive the severance amount described above.

Mr. Beneducci

As of December 31, 2018, Mr. Beneducci was party to an employment agreement with ProSight Specialty Insurance Holdings, Inc. (which merged with and into the Company on March 14, 2014).

On May 3, 2019, the Company and Mr. Beneducci entered into a Transition and Separation Agreement (the “Separation Agreement”), which superseded and replaced Mr. Beneducci’s employment agreement, except as otherwise provided in the Separation Agreement. The Separation Agreement provided for Mr. Beneducci’s resignation as our Chief Executive Officer and President effective as of May 1, 2019 and the termination of his employment on the earlier of (such termination of employment a “Qualifying Termination”) (i) the announcement of our Q1 2020 earnings; (ii) May 15, 2020 or (iii) the termination of Mr. Beneducci’s employment by us without “cause” or a resignation by Mr. Beneducci for “good reason.” Pursuant to the Separation Agreement, from May 1, 2019 until his termination of employment, Mr. Beneducci served as Executive Chairman of our Board of Directors and provided transition services to us as an employee, which services included preparing for the IPO and facilitating an orderly transition of the CEO role. Mr. Beneducci was paid a base salary at an annual rate of $950,000.

Subject to Mr. Beneducci’s execution of a general release of claims and his compliance with the applicable restrictive covenants, in the event of a Qualifying Termination, Mr. Beneducci was entitled to the following severance payments and benefits:

•	$3,600,000, paid quarterly in equal installments during the twenty-four month period following the termination date;
•	A pro-rated annual bonus for January 1, 2019 through May 1, 2019, based on actual performance and paid in a lump sum;
•	A lump-sum payment equal to $675,000, subject to Mr. Beneducci’s fulfillment of his transition services;
•	An amount equal to $3,000,000, subject to Mr. Beneducci substantially fulfilling his transition services and payable quarterly during the eighteen-month period following the termination date; and

•	Following the termination date, Mr. Beneducci will be permitted to sell any shares of the issuer in the offering, subject to any underwriter or insider lock-up periods.

The Separation Agreement also included the following (i) a non-competition covenant for the later of twenty-four (24) months following May 1, 2019 and twelve (12) months following the termination date and (ii) a non-solicitation covenant for the later of thirty (30) months following May 1, 2019 and eighteen (18) months following the termination date.  Per the terms of the Separation Agreement, Mr. Beneducci’s P Share Grants were forfeited as of the date of the Separation Agreement. Mr. Beneducci’s outstanding RSUs will be treated in accordance with the terms of the applicable award agreements.

On January 23, 2020, in connection with Mr. Beneducci’s resignation as Executive Chairman of the Company, the Company and Mr. Beneducci entered into an amendment to the Separation Agreement (the “Amendment”), which, among other things, provides that, subject to a general release of claims, Mr. Beneducci will be entitled to (i) lump sum payments of $354,000 and $675,000, (ii) an amount equal to $3,000,000, payable quarterly in advance for the succeeding quarter in equal installments during the eighteen (18) month period following February 1, 2020, and (iii) settlement of 66,415 vested restricted stock units into shares of common stock of the Company, on the date that is 181 days after February 1, 2020. In addition, the Amendment provides that, notwithstanding the restrictive covenants of the Separation Agreement, Mr. Beneducci is permitted to form, own and operate an insurance brokerage entity to underwrite, bind, and service insurance policies in customer niches where the Company supports captives exclusively for the Company pursuant to a Niche Management Agreement. Other than permitting Mr. Beneducci’s operation of such brokerage, the restrictive covenant provisions in the Separation Agreement described above remain unchanged.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2019, our named executive officers held outstanding equity-based awards as listed in the table below:

	Stock Awards
Name	Number of Unearned Shares or Units That Have Not Yet Vested (#)	Market Value of Unearned Shares or Units That Have Not Yet Vested ($)(6)
Lawrence Hannon	17,857(1)	$288,033
	17,857(2)	$288,033
	167,489(3)	$2,701,598
	125,000(4)	$2,016,250
Anthony S. Piszel	16,369(1)	$264,032
	16,369(2)	$264,032
	135,268(3)	$2,181,873
Robert Bailey	7,441(1)	$120,023
	7,441(2)	$120,023
	151,023(3)	$2,436,001
	125,000(4)	$2,016,250
Joseph J. Beneducci	64,600(5)	$1,041,998

(1)	Represents outstanding unvested time-vesting RSU awards granted in connection with our IPO that will vest in three annual installments on each of July 25, 2020, July 25, 2021 and July 25, 2022.
(2)

Represents outstanding unvested performance-vesting RSU awards granted in connection with our IPO assuming target performance. These RSUs will vest on the third anniversary of grant (July 25, 2022) based on the compound book value per share growth over a three-year performance period from January 1, 2019 through December 31, 2021.

(3)

Represents the remaining outstanding tranches of unvested supplemental RSU awards granted in connection with our IPO.  Such awards are time-vesting RSUs, 25% of which were vested on grant date, 25% of which will vest on the second anniversary of the grant date, July 25, 2021 and 50% of which will vest on the third anniversary of the grant date, July 25, 2022.

(4)	Represents outstanding founders grant awards that will cliff vest on the third anniversary of the grant date, July 25, 2022.
(5)

Represents outstanding unvested RSUs granted to Mr. Beneducci on March 7, 2016 under the 2010 Plan, which vest upon the consummation of a transaction in which the principal stockholders dispose of at least 80% of their PGHL shares, provided that the principal stockholders receive certain returns. These RSUs did not vest in connection with the IPO and converted into awards based on shares of the Company.
(6)	Based on the closing price of Company common stock on the NYSE of $16.13 per share on December 31, 2019.

Severance and Change in Control Benefits

Each of Messrs. Hannon, Piszel and Bailey is a party to a New Employment Agreement that provides for severance benefits on certain qualifying terminations of employment.

In the event of the executive’s termination of employment by the Company without “cause” (including due to the non-renewal of the term by the Company) or a resignation by the executive for “good reason” (each term as defined in the New Employment Agreements), subject to the effectiveness of a release in favor of the Company, the executives would be entitled to (i) a severance amount equal to one times the sum of (a) base salary plus (b) target bonus, paid in installments over the one-year period following termination and (ii) a pro rata annual bonus for the year of termination based on target performance, paid in a lump sum, provided that if qualifying termination of employment takes place during the six-month period preceding or 24‑month period following a change in control (as defined in the New Employment Agreements), the severance amount described in subsection (i) will be paid in a lump sum.

In the event of the executive’s termination of employment due to his death or “disability” (as defined in the New Employment Agreements), the executive will be entitled to receive a pro-rated annual bonus for the year of termination based on target performance.

Upon a termination of employment due to the non-renewal of the term by the executive, the executive will be entitled to receive a pro-rated annual bonus for the year of termination based on actual performance.

In addition, the terms of each of Messrs. Hannon’s, Piszel’s and Bailey’s outstanding equity awards provide for accelerated vesting on certain qualifying terminations of employment as follows:

(1)

2019 time-based RSUs and PSUs: (i) upon a termination of employment due to death or “disability” (as defined in the 2019 Plan) or, during the six months preceding or 24 months following a change in control, upon the executive’s termination of employment by us without “cause” or by the executive for “good reason” (in each case, as defined in the 2019 Plan), the time-based RSUs will vest in full and PSUs will vest based on target performance if the performance period is not complete and actual performance if the performance period is complete and (ii) upon the executive’s termination of employment by us without cause or by the executive for good reason in the absence of a change in control, a pro-rated portion of the unvested RSUs will vest and a pro-rated portion of the PSUs will vest based on actual performance on the third anniversary of the grant date; and

(2)

Supplemental RSUs and Founders RSUs will vest in full upon the executive’s termination of employment due to death or disability or upon the executive’s termination of employment by us without cause or by the executive for good reason.

Mr. Beneducci’s employment with the Company ended upon his resignation, effective February 1, 2020.  In connection therewith, the Company and Mr. Beneducci entered into an amendment to his Separation Agreement outlining his severance entitlements.  For more information regarding Mr. Beneducci’s severance entitlements under such arrangement, see “— Narrative Disclosure to Summary Compensation Table, Employment Agreements.”

DIRECTOR COMPENSATION

The following table sets forth information regarding compensation of our non-employee directors during the year ended December 31, 2019:

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	Total ($)
Anthony Arnold(3)	26,042	26,040	52,082
Steven Carlsen	87,500	105,000	192,500
Clement S. Dwyer, Jr.	83,333	95,004	178,337
Eric W. Leathers	26,042	26,040	52,082
Sumit Rajpal(4)	26,042	26,040	52,082
Richard P. Schifter	26,042	26,040	52,082
Bruce W. Schnitzer	83,333	92,498	175,831
Sheila Hooda	39,583	39,578	79,161
Otha T. Spriggs, III	37,500	37,506	75,006
Joseph J. Beneducci(5)	0	0	0
Magnus Helgason(6)	0	0	0

(1)

The amounts in this column represent annual cash retainers and lead director, committee chair and committee membership fees, which, in the case of, Messrs. Arnold, Leathers, Rajpal and Schifter were prorated to reflect the commencement of our post-IPO director compensation program on July 25, 2019 and in the case of Ms. Hooda and Mr. Spriggs were prorated to reflect service commencing on July 25, 2019.

(2)

The amounts in the column represent the grant date fair value, as determined in accordance with FASB ASC Topic 718, of RSU awards granted to non-employee directors pursuant to the 2019 Plan, which, in the case of, Messrs. Arnold, Leathers, Rajpal and Schifter were prorated to reflect the commencement of our post-IPO director compensation program on July 25, 2019 and in the case of Ms. Hooda and Mr. Spriggs were prorated to reflect service commencing on July 25, 2019.  Specifically, each of the non-employee directors was granted RSUs as follows: Messrs. Arnold, Leathers, Rajpal and Schifter – 1,860 each; Mr. Carlsen – 7,500; Mr. Dwyer – 6,786; Mr. Schnitzer – 6,607; Ms. Hooda – 2,827; and Mr. Spriggs – 2,679.

(3)

Mr. Arnold is a managing director of Goldman Sachs & Co. LLC. Goldman Sachs & Co. LLC is a subsidiary of Goldman Sachs. Mr. Arnold has an understanding with Goldman Sachs pursuant to which he remits cash director fees to Goldman Sachs and he holds non-employee director RSUs for the benefit of Goldman Sachs.

(4)

During the year ended December 31, 2019, Mr. Rajpal was a managing director of Goldman Sachs & Co. LLC. In accordance with the Stockholders’ Agreement, Mr. Rajpal was removed by the GS Investors as a member of our board of directors on February 20, 2020 and Mr. Helgason was designated to take his place. Mr. Rajpal had an understanding with GS Group pursuant to which he remitted cash director fees to Goldman Sachs and he held non-employee director RSUs for the benefit of Goldman Sachs.

(5)

During the year ended December 31, 2019, Mr. Beneducci (who served as our Chief Executive Officer until May 1, 2019 and subsequently provided transition services to the Company as an employee beginning May 3, 2019) did not receive any additional fees, equity awards or other compensation for his services as a member of the Board of Directors. The compensation Mr. Beneducci received during the year ended December 31, 2019 for his services is set forth above under the heading “Summary Compensation Table.”

(6)	In accordance with the Stockholders’ Agreement, Mr. Helgason was designated by the GS Investors and appointed as a member of our board of directors on February 20, 2020.

Prior to the consummation of our IPO, each of our non-employee directors (other than directors designated by the principal stockholders) was entitled to receive an annual cash retainer of $75,000 (paid quarterly) and an annual grant of restricted stock units (“RSUs”) with a value of $75,000. We also reimbursed all non-employee directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties. Such director RSUs were fully vested at grant and are payable upon the first to occur of the grantee’s  (i) death or disability, (ii) termination of service to ProSight and (iii) a “change of control”.

In connection with our IPO, we adopted the 2019 Plan which contemplates equity-based and cash-based incentive awards to directors.

We also revised our post-IPO director compensation program. Specifically, following completion of the IPO, each of our non-employee directors will receive an annual cash retainer of $80,000 (paid quarterly) and an annual grant of RSUs with a grant date value of $80,000. The chairperson of the board, in lieu of any additional fees for chair or committee service, will receive a board chairperson fee in the form of a $37,500 annual cash retainer and an annual grant of RSUs with a value of $37,500. While the Company does not currently have a lead director, if there is a lead director of the board in the future, in lieu of any additional fees for chair or committee service, the lead director will receive a lead director fee in the form of a $25,000 annual cash retainer and an annual grant of RSUs with a value of $25,000. Each non-employee director who serves as a committee chair will receive additional chair fees in the form of a $10,000 annual cash retainer and an annual grant of RSUs with a value of $10,000; provided that the chair of the Audit Committee will receive chair fees in the form of a $15,000 annual cash retainer and an annual grant of RSUs with a value of $15,000. Each non-employee director who serves as a member of the committee of the Board will also receive additional committee member fees in the form of a $5,000 annual cash retainer and an annual grant of RSUs with a value of $5,000. Notwithstanding the foregoing, our non-employee directors designated by the principal stockholders (as of the date of this Proxy Statement,  Messrs. Arnold, Leathers, Helgason and Schifter) will receive director compensation for their services to the Board in an amount equal to $125,000 per year, 50% of which will be paid in cash and 50% of which will be in the form of an annual grant of RSUs with a grant date value equal to $62,500.

Post-IPO director RSUs are fully vested on grant and payable upon the first to occur of a separation of service and a change in control (as defined in the 2019 Plan).

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2019 with respect to compensation plans under which shares of our common stock may be issued. The equity compensation plans approved by our stockholders include our 2010 Plan, our 2019 Plan and our employee stock purchase plan (the “ESPP”). We adopted the 2019 Plan and terminated the 2010 Plan in connection with the IPO. As a result, no further awards will be made under our 2010 Plan; however, awards granted under our 2010 Plan will continue to be governed by their existing terms.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in (a))
Equity compensation plans approved by security holders	2,205,203(1)	—	3,191,617(2)
Equity compensation plans not approved by security holders	—	—	—
Total	2,205,203	—	3,191,617

(1)

Consists of 2,205,203 RSUs outstanding under the 2019 Plan, which includes 564,990 RSUs outstanding that were originally granted under the 2010 Plan.  RSU awards outstanding under our 2010 Plan prior to the IPO converted into RSU awards based on shares of common stock of the Company under our 2019 Plan and otherwise continue to be governed by their existing terms prior to the IPO.

(2)	Includes 2,191,617 shares available for issuance under the 2019 Plan and 1,000,000 shares available for issuance under the ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of the shares of our common stock as of April 28, 2020 with respect to:

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our directors and nominees for director;
•	each of our named executive officers; and
•	all of our directors, nominees for director, and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, or has the right to acquire beneficial ownership of that security within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have or will have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.

Our calculation of the percentage of beneficial ownership is based on 43,342,399 shares of common stock outstanding as of April 28, 2020.

Common stock subject to vested RSUs or RSUs that will vest within 60 days of April 28, 2020, is deemed to be outstanding for computing the percentage ownership of the person holding these RSUs and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person.

Except as otherwise indicated, the address for each stockholder listed below is c/o ProSight Global, Inc., 412 Mt. Kemble Avenue, Suite 300, Morristown, NJ 07960.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Owners
Investment funds affiliated with Goldman Sachs (1)(4)	17,008,736	39.2%
Investment funds affiliated with TPG (2)	16,361,109	37.7%
Officers and Directors
Lawrence Hannon (3)	134,566	*
Anthony Arnold (1)(4)	1,860	*
Eric W. Leathers (5)	1,860	*
Magnus Helgason (1)(6)	0	–
Richard P. Schifter (7)	1,860	*
Robert Bailey (8)	79,264	*
Steven Carlsen (9)	77,153	*
Clement S. Dwyer. Jr. (10)	91,730	*
Sheila Hooda (11)	2,827	*
Frank D. Papalia (12)	91,967	*
Anthony S. Piszel (13)	58,910	*
Bruce W. Schnitzer (14)	77,672	*
Otha T. Spriggs, III (15)	2,679	*
Anne Waleski	0	–
Joseph Beneducci (16)	114,979	*
Directors and executive officers as a group (15 persons)	737,327	1.7%

(1)

Shares shown as beneficially owned by investment funds affiliated with Goldman Sachs reflect an aggregate of the following record ownership: (i) 14,821,997 shares held by ProSight Investment LLC (ii) 2,183,019 shares held by ProSight Parallel

Investment LLC (together with Prosight Investment LLC, the “GS Investment Entities”) and (iii) 3,720 vested non-employee director RSUs held by Mr. Arnold and Mr. Rajpal for the benefit of The Goldman Sachs Group, Inc. (“Goldman Sachs”). ProSight Equity Management Inc. is the managing member of each of the GS Investment Entities, and has voting and investment power over the common stock of the Company owned by the GS Investment Entities. GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P. and GS Capital Partners VI GmbH & Co. are non-managing members of ProSight Investment LLC, and GS Capital Partners VI Parallel, L.P. is a non-managing member of ProSight Parallel Investment LLC (collectively, the “Goldman Sachs Funds”). Mr. Arnold is an officer of ProSight Equity Management Inc. and may be deemed to have shared voting and investment power over, and therefore, may be deemed to have beneficial ownership of, the shares held by the GS Investment Entities. Mr. Arnold disclaims beneficial ownership of the shares of common stock owned directly or indirectly by ProSight Investment LLC, ProSight Parallel Investment LLC, ProSight Equity Management Inc. and the Goldman Sachs Funds, except to the extent of their pecuniary interest therein, if any. The Goldman Sachs Funds disclaim beneficial ownership of all such shares, except to the extent of their pecuniary interest therein, if any. Goldman Sachs and Goldman Sachs & Co. LLC may be deemed to have beneficial ownership (as determined in accordance with the rules of the SEC) of the shares held by the GS Investment Entities. Goldman Sachs and Goldman Sachs & Co. LLC disclaim beneficial ownership of all such shares, except to the extent of their pecuniary interest therein, if any. The address of the Goldman Sachs Funds, Goldman Sachs and Goldman Sachs & Co. LLC is 200 West Street, New York, NY 10282.

(2)

The TPG Funds beneficially own an aggregate of 16,361,109 shares of common stock (the “TPG Shares”) consisting of: (i) 11,619,755 shares held by Prosight TPG, L.P., a Delaware limited partnership, (ii) 9,296 shares held by TPG PS 1, L.P., a Cayman limited partnership, (iii) 176,626 shares held by TPG PS 2, L.P., a Cayman limited partnership, (iv) 4,536,684 shares held by TPG PS 3, L.P., a Cayman limited partnership, and (v) 18,748 shares held by TPG PS 4, L.P., a Cayman limited partnership. The general partner of Prosight TPG, L.P. is TPG Advisors VI, Inc., a Delaware corporation. The general partner of each of TPG PS 1, L.P., TPG PS 2, L.P., TPG PS 3, L.P. and TPG PS 4, L.P. is TPG Advisors VI-AIV, Inc., a Cayman corporation. David Bonderman and James G. Coulter are sole stockholders of each of TPG Advisors VI, Inc. and TPG Advisors VI-AIV Inc. and may therefore be deemed to be the beneficial owners of the TPG Shares. Messrs. Bonderman and Coulter disclaim beneficial ownership of the TPG Shares except to the extent of their pecuniary interest therein. The address of each of TPG Advisors VI, Inc., TPG Advisors VI-AIV Inc. and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(3)	Includes 29,205 vested RSUs initially granted under the 2010 Plan.
(4)

Consists of vested non-employee director RSUs. Mr. Arnold is a Managing Director of Goldman Sachs and is an officer of ProSight Equity Management Inc. As an officer and director of Prosight Equity Management Inc., Mr. Arnold may be deemed to have shared voting and investment power over, and therefore, may be deemed to have beneficial ownership of, the shares held by the GS Investment Entities. Additionally, Mr. Arnold has an understanding with the Goldman Sachs, pursuant to which he holds for the benefit of Goldman Sachs, the non-employee director RSUs issued for service as a member of our board of directors. Mr. Arnold disclaims beneficial ownership of all shares held by the GS Investment Entities and the non-employee director RSUs except to the extent of his pecuniary interest therein, if any. The address of Mr. Arnold is c/o Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282.

(5)	Consists of vested non-employee director RSUs.
(6)

Mr. Helgason is a Vice President of Goldman Sachs & Co. LLC. Mr. Helgason disclaims beneficial ownership of all shares held by the GS Investment Entities except to the extent of his pecuniary interest therein, if any.  The address of Mr. Helgason is c/o Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282.

(7)	Consists of vested non-employee director RSUs.
(8)	Includes 17,319 vested RSUs initially granted under the 2010 Plan.
(9)	Includes 46,664 vested RSUs initially granted under the 2010 Plan and 7,500 vested non-employee director RSUs granted in connection with the IPO.
(10)

Includes 46,664 vested RSUs initially granted under the 2010 Plan held by the Clement S. Dwyer, Jr. and Martha H. Dwyer 2015 Family Trust and 6,786 vested non-employee director RSUs granted to Mr. Dwyer in connection with the IPO.

(11)	Consists of vested non-employee director RSUs granted in connection with the IPO.
(12)	Includes 20,995 vested RSUs initially granted under the 2010 Plan.

(13)	Includes 18,973 vested RSUs initially granted under the 2010 Plan.
(14)	Includes 54,736 vested RSUs and 6,786 vested non-employee director RSUs granted in connection with the IPO.
(15)	Consists of vested non-employee director RSUs granted in connection with the IPO.
(16)

Includes 66,415 vested RSUs initially granted under the 2010 Plan. Mr. Beneducci is our former Chief Executive Officer and Chairman of the Board of Directors, who, as of May 1, 2019, served as our Executive Chairman until his resignation as Executive Chairman, effective as of February 1, 2020.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY TRANSACTIONS POLICY AND PROCEDURES

Our Board of Directors adopted a written related party transaction approval policy pursuant to which an independent committee, which may be a standing or ad hoc committee comprised of at least three independent directors, of our Board of Directors will review and approve or take such other action as it may deem appropriate with respect to the following transactions:

•

a transaction in which we are a participant and which involves an amount exceeding $120,000 and in which any of our directors, officers or 5% stockholders, or any other “related person” as defined in Item 404 of SEC Regulation S-K (“Item 404”), has or will have a direct or indirect material interest;

•	any material amendment, modification or extension of the Registration Rights Agreement to be entered into with the principal stockholders; and
•	any other transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404.

This policy sets forth factors to be considered by an independent committee in determining whether to approve any such transaction, including the nature of our involvement in the transaction, whether we have demonstrable business reasons to enter into the transaction, whether the transaction would impair the independence of a director and whether the proposed transaction involves any potential reputational or other risk issues.

To simplify the administration of the approval process under this policy, an independent committee may, where appropriate, establish guidelines for certain types of related party transactions or designate certain types of such transactions that will be deemed pre-approved. This policy also provides that the following transactions are deemed pre-approved:

•	decisions on compensation or benefits or the hiring or retention of our directors or executive officers, if approved by the applicable committee of the Board of Directors;
•	the indemnification and advancement of expenses pursuant to our amended and restated certificate of incorporation, bylaws or an indemnification agreement; and
•	transactions where the related person’s interest or benefit arises solely from such person’s ownership of our securities and holders of such securities receive the same benefit on a pro rata basis.

If our Board of Directors appoints an ad hoc independent committee to review and take action with regard to any one or more related party transactions, it has designated an independent director as its “lead director,” and he or she will be a member and the chairperson of the independent committee. A director on any committee considering a related party transaction who has an interest in the transaction will not participate in the consideration of that transaction unless requested by the chairperson of the committee.

This policy does not apply to the implementation or administration of the Stockholders’ Agreement and Registration Rights Agreement with the principal stockholders. Our directors who are also officers of a principal stockholder may participate in the negotiation, execution, implementation, amendment, modification, or termination of these agreements, as well as in any resolution of disputes thereunder, on behalf of either or both of us and the applicable principal stockholder, in each case under the direction of an independent committee or the comparable committee of the board of directors of such principal stockholder.

Our amended and restated certificate of incorporation contains limitations on the obligations of our directors who have certain relationships with a principal stockholder with respect to certain corporate opportunities.

CERTAIN RELATED-PARTY TRANSACTIONS

Stockholders’ Agreement

The Company and, the principal stockholders are parties to a stockholders’ agreement, dated July 29, 2019 (the “Stockholders’ Agreement”). The Stockholders’ Agreement governs the relationship between us and the principal stockholders, including matters related to our corporate governance, rights to designate directors and additional matters.

The Stockholders’ Agreement, among other things, provides that two directors shall be designated for election to the Board of Directors by the GS Investors and two directors shall be designated for election to the Board of Directors by the TPG Investors, in each case so long as such principal stockholder has not transferred more than 75% of its respective initial ownership interest in the Company (such “initial ownership interest” being the number of shares of our common stock held by each principal stockholder, respectively, immediately following the merger of PGHL with and into the Company and prior to the IPO). If either principal stockholder transfers more than 75% of its respective initial ownership interest in the Company, then such principal stockholder shall only be entitled to designate for election one director; and if either principal stockholder transfers more than 90% of its respective initial ownership interest in the Company, then such principal stockholder shall not be entitled to designate any directors for election. Messrs. Arnold and Helgason currently serve as the designees of the GS Investors and Messrs. Leathers and Schifter currently serve as the designees of the TPG Investors. The Stockholders’ Agreement further provides that, at all times, our Board of Directors shall include at least four directors who are unaffiliated with the principal stockholders or the Company (except in their capacity as directors) and who shall also qualify as independent under the NYSE listing rules.

Additionally, because of Goldman Sachs’ status as a bank holding company and election to be treated as a financial holding company under the Bank Holding Company (“BHC”) Act, the Stockholders’ Agreement provides that we are subject to certain covenants for the benefit of Goldman Sachs that are intended to facilitate compliance with the BHC Act. In particular, Goldman Sachs has rights to conduct audits on, and access certain of, our information and has certain rights to review the policies and procedures that we implement to comply with the laws and regulations that relate to our activities. In addition, we are obligated to provide Goldman Sachs with notice of certain events and business activities and cooperate with Goldman Sachs to mitigate potential adverse consequences resulting therefrom, as well as seek consent from them prior to expanding the nature of certain of our activities. These covenants will remain in effect as long as the Federal Reserve deems us to be a “subsidiary” of Goldman Sachs under the BHC Act.

Registration Rights Agreement

In connection with the IPO, the Company entered into a registration rights agreement, dated July 29, 2019 (the “Registration Rights Agreement”), with the principal stockholders and certain members of our management who owned certain equity interests of PGHL prior to the IPO.

Pursuant to the Registration Rights Agreement, the principal stockholders can require us to file one or more registration statements, including a “shelf” registration statement on Form S‑3, if and when we become eligible to use such form, with the SEC covering the public resale of registrable securities beneficially owned by the principal stockholders. In addition, the principal stockholders have certain “piggyback” registration rights, pursuant to which they are entitled to register the resale of their registrable securities alongside certain offerings of securities that we may undertake, subject to “cutback” in certain such cases. These registration rights are transferable by the principal stockholders, subject to certain limitations. We will be responsible for the expenses associated with any sale under the agreement by the principal stockholders or management investors, except for underwriting discounts, selling commissions and transfer taxes applicable to such sale. The registration rights agreement will terminate at such time as no registrable securities remain outstanding.

Niche Management Agreement with Altruis Group

On February 4, 2020, we entered into a niche management agreement (the “NMA”) with Altruis Group, LLC (“Altruis”), an independent agency being launched by Mr. Beneducci, our former Executive Chairman.  Pursuant to the NMA, Altruis will be an exclusive distribution partner of the Company in new customer niches where the Company supports captives.  The specific services provided by Altruis and the fees payable to Altruis for such service will be determined on a transaction-by-transaction basis.

Historical Related Party Transactions

Investment Advisory Agreements with GSAM

On February 8, 2011, we entered into four individual discretionary advisory agreements through PSIG and each of our insurance subsidiaries with Goldman Sachs Asset Management, L.P. (“GSAM”), an affiliate of Goldman Sachs, whose affiliates are among our principal stockholders, pursuant to which GSAM was appointed an investment adviser, operating within our stated investment guidelines, for accounts representing a certain portion of our assets. Under the four discretionary advisory agreements, GSAM receives annual fees, calculated based upon the aggregate account balances of PSIG and our insurance subsidiaries. In the year ended December 31, 2019, the aggregate fees paid to GSAM pursuant to these agreements were $1.3 million. Each of the four discretionary advisory agreements may be terminated by either GSAM or us effective immediately upon one party’s receipt of written notice from the other party unless a later date is specified in such written notice. GSAM currently serves as our sole investment adviser.

Loans to Executive Officers and Directors

We have made loans to certain executive officers, including the CEO, most of which loans were made in connection with the settlement of RSUs and related tax withholding. See Item 8. Note 10., “Related-Party Information” in our consolidated financial statements included in our Annual Report on Form 10‑K, as amended by Amendment No. 1 to Form 10‑K. On March 15, 2019, all such loans were repaid.

Certain Provisions of our Amended and Restated Certificate of Incorporation

Conflicts of Interest

The Delaware General Corporation Law (the “DGCL”) permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation renounces, to the maximum extent permitted from time to time by law, any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, each of the principal stockholders or any of their affiliates or any director who is not employed by us or his or her affiliates will have no duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that the principal stockholders or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for themselves or himself or their or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our amended and restated certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our amended and restated certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Limitation of Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation includes provisions that limit the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, except to the extent that such limitation is not permitted under the DGCL. Such limitation shall not apply, except to the extent permitted by the DGCL, to (i) any breach of a director’s duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) any unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. These provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Our amended and restated certificate of incorporation and our bylaws provide for indemnification, to the fullest extent permitted by the DGCL, of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or, at the request of the Company, serves or served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise, against all expenses, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding. In addition, we entered into indemnification agreements with each of our executive officers and directors pursuant to which we agreed to indemnify each such executive officer and director to the fullest extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that allow us to deliver a single annual report, proxy statement, proxy statement combined with a prospectus or any information statement to any household at which two or more stockholders reside who share the same last name or whom we believe to be members of the same family. This procedure is referred to as “householding.”

If you share the same last name and address with one or more stockholders, from now on, unless we receive contrary instructions from you (or from one of these other stockholders), you and all other stockholders who have your last name and live at the same home address will receive only one copy of any of our Annual Report on Form 10‑K, proxy statement for our annual meeting of stockholders, any proxy statement we file and deliver in connection with any other meeting of stockholders, any proxy statement combined with a prospectus or any information statement. We will include with the householded materials for our annual meetings, or any other stockholders’ meeting, a separate proxy card and Notice for each registered stockholder who shares your last name and lives at your home address.

If you object to householding or wish to revoke householding in the future, in order to receive individual copies of these documents, you may contact American Stock Transfer & Trust Company, LLC, Shareholders Services Department, telephone (800) 937‑5449. Registered stockholders may also revoke their consent by contacting the Company’s householding agent by email at info@amstock.com. You can call the same number or write to the same address if you participate in householding but wish to receive a separate copy of these documents or to request householding if stockholders are receiving multiple copies of the annual report, proxy statement or information statement. You may opt out of householding at any time prior to 30 days before the mailing of proxy materials each year, which you can measure by reference to the date 30 days before the mailing date of the proxy statement for the prior year’s annual meeting of stockholders.  If we do not hear from you, you will be deemed to have consented to the delivery of only one set of these documents to your household. We intend to household indefinitely, and your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of these documents within 30 days after we receive your revocation notice.

Your participation in this program is encouraged. It will reduce the volume of duplicate information received at your household as well as the cost to us of preparing and mailing duplicate materials. In addition, we have been notified that certain intermediaries, i.e. brokers or banks, will household proxy materials. Beneficial owners can request information about householding from their banks, brokers or other holders of record.

Company Website

We maintain a website at www.prosightspecialty.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

Available Information

Stockholders may obtain a copy of the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2019, including accompanying financial statements and schedules, without charge, by visiting the Company’s website at www.prosightspecialty.com.com or by writing to Investor Relations at the Company’s principal executive offices: ProSight Global, Inc. 412 Mt. Kemble Ave., Suite 300C, Morristown, NJ 07960.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Steven Carlsen

Steven Carlsen

Chair of the Board of Directors

May 8, 2020

ANNUAL MEETING OF STOCKHOLDERS OF ProSight Global, Inc. June 17, 2020 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/22966/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 21130000000000001000 8 061720 2. To ratify the appointment of Ernst & Young LLP as the for its fiscal year ending December 31, 2020. O Steven Carlsen FOR ALL NOMINEES Meeting or any adjournment or postponement thereof (See instructions below) O Eric W. Leathers may properly come before the Annual Meeting. This proxy when properly executed made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect eleven (11) directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. NOMINEES: O Lawrence Hannon WITHHOLD AUTHORITYO Anthony Arnold FOR ALL NOMINEESO Clement S. Dwyer, Jr. O Magnus Helgason FOR ALL EXCEPTO Sheila Hooda O Richard P. Schifter O Bruce W. Schnitzer O Otha T. Spriggs, III O Anne G. Waleski INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN independent registered public accounting firm of the Company 3. To transact any other business as may properly be presented at the Annual In their discretion, the proxies are authorized to vote upon such other business as will be voted as directed herein by the undersigned shareholder. If no direction is Proposal 2. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of StockholderDate:

ANNUAL MEETING OF STOCKHOLDERS OF ProSight Global, June 17, 2020 Inc. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 21130000000000001000 8 061720 2. To ratify the appointment of Ernst & Young LLP as the for its fiscal year ending December 31, 2020. O Steven Carlsen FOR ALL NOMINEES Meeting or any adjournment or postponement thereof (See instructions below) O Eric W. Leathers may properly come before the Annual Meeting. This proxy when properly executed made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect eleven (11) directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. NOMINEES: O Lawrence Hannon WITHHOLD AUTHORITYO Anthony Arnold FOR ALL NOMINEESO Clement S. Dwyer, Jr. O Magnus Helgason FOR ALL EXCEPTO Sheila Hooda O Richard P. Schifter O Bruce W. Schnitzer O Otha T. Spriggs, III O Anne G. Waleski INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN independent registered public accounting firm of the Company 3. To transact any other business as may properly be presented at the Annual In their discretion, the proxies are authorized to vote upon such other business as will be voted as directed herein by the undersigned shareholder. If no direction is Proposal 2. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of StockholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/22966/ COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS

- 0 ProSight Global, Inc. Proxy for Annual Meeting of Stockholders on June 17, 2020 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Lawrence Hannon and Frank Papalia, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of ProSight Global, Inc., to be held on June 17, 2020 at 10:00 a.m. Eastern Time at our headquarters, located at 412 Mt. Kemble Ave., Ste. 300C, Morristown, NJ 07960, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side) 14475 1.1